Exhibit 10.22
Execution Version

EXCHANGE AGREEMENT
by and between
WASHINGTONFIRST BANKSHARES, INC.
and
ENDICOTT OPPORTUNITY PARTNERS III, L.P.
Dated as of February 22, 2017

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This EXCHANGE AGREEMENT is made and entered into as of February 22, 2017 (this “Agreement”) by and between WashingtonFirst Bankshares, Inc., a Virginia corporation (the “Company”), and Endicott Opportunity Partners III, L.P., a Delaware limited partnership (the “Investor”).
RECITALS
A.The Investor is, as of the date hereof, the record and beneficial owner of 632,747 shares of the Company’s non-voting common stock, Series A, par value $0.01 per share (the “Non-Voting Shares”);
B.    The Company issued the Non-Voting Shares pursuant to that certain Investment Agreement, dated as of May 3, 2012, as amended by that certain Amendment No. 1 to Investment Agreement, dated September 21, 2012, by and between the Company and the Investor (as amended, the “Investment Agreement”); and
C.    The Company and the Investor desire to exchange (the “Non-Voting Exchange”) 500,000 of the Non-Voting Shares owned by the Investor for shares of the Company’s voting common stock, par value $0.01 per share (the “Voting Common Stock” and such shares of Voting Common Stock, the “Exchange Shares”), on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I

THE CLOSING; CONDITIONS TO THE CLOSING
Section 1.1    The Closing.
(a)    The closing of the Non-Voting Exchange (the “Closing”) will take place remotely via the electronic exchange of documents and signature pages, as the parties may agree. The Closing shall take place on February 24, 2017; provided, however, that the conditions set forth in Sections 1.1(c), (d) and (e) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
(b)    Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.1, at the Closing (i) the Company will cause the transfer agent for the Voting Common Stock to register the Exchange Shares in the name of the Investor and deliver reasonably satisfactory evidence of such registration to the Investor and (ii) the Investor will deliver the certificate(s) or book-entry shares representing the Non-Voting Shares to the Company.
(c)    The respective obligations of each of the Investor and the Company to consummate the Non-Voting Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals, non-objections or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Non-Voting Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Non-Voting Exchange as contemplated by this Agreement or impose material limits on the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement.

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(d)    The obligation of the Investor to consummate the Non-Voting Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
(i)    (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects as though made on and as of the date of this Agreement and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
(ii)    the Investor shall have received a certificate signed on behalf of the Company by an executive officer certifying to the effect that the conditions set forth in Section 1.1(d)(i) have been satisfied;
(iii)    the Company shall have delivered evidence of issuance in book-entry form of the Exchange Shares to the Investor;
(iv)    the Exchange Shares shall have been authorized for listing on The NASDAQ Global Select Market (“NASDAQ”), subject to official notice of issuance, if required; and
(v)    the issuance of the Exchange Shares will not cause the number of shares of Voting Common Stock owned by the Investor, taking into account the Exchange Shares, to exceed 9.95% of the issued and outstanding shares of Voting Common Stock.
(e)    The obligation of the Company to consummate the Non-Voting Exchange is also subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:
(i)    (A) the representations and warranties of Investor set forth in Article IV of this Agreement shall be true and correct in all material respects as though made on and as of the date of this Agreement and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) covenants and obligations of Investor to be performed or observed on or before the Closing Date under this Agreement will have been performed or observed in all material respects; and
(ii)    the Company shall have received a certificate signed on behalf of Investor by an executive officer or managing principal certifying to the effect that the conditions set forth in Section 1.1(e)(i) have been satisfied.
Section 1.2    Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Schedules” such reference shall be to a Recital, Article or Section of, or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the Commonwealth of Virginia generally are authorized or required by law or other governmental actions to close.
ARTICLE II

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ARTICLE II

NON-VOTING EXCHANGE
Section 2.1    Non-Voting Exchange. On the terms and subject to the conditions set forth in this Agreement, upon the Closing (i) the Company agrees to issue to the Investor, in exchange for 500,000 Non-Voting Shares, 500,000 Exchange Shares, and (ii) the Investor agrees to deliver to the Company certificate(s) or book-entry shares representing the Non-Voting Shares in exchange for such number of Exchange Shares.
Section 2.2    Exchange Documentation. Settlement of the Non-Voting Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Non-Voting Shares to the Company or its designated agent and the Company will cause delivery of the Exchange Shares to the Investor.
Section 2.3    Securities Act Exemption. The Non-Voting Exchange is being effected pursuant to an exemption from registration under the Securities Act of 1933 (as amended, the “Securities Act”), including but not limited to Section 3(a)(9) thereof.
Section 2.4    Status of Non-Voting Shares after Closing. The Non-Voting Shares exchanged for the Exchange Shares pursuant to this Article II are being reacquired by the Company and shall have the status of authorized but unissued shares of non-voting common stock of the Company undesignated as to series and may be reissued as non-voting common stock of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date:
Section 3.1    Existence and Power.
(a)    Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, WashingtonFirst Bank, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The articles of incorporation and bylaws of the Company filed with the Securities and Exchange Commission (the “SEC”) are true, complete and correct copies of such documents as in full force and effect as of the date hereof.
(b)    Capitalization. The authorized capital stock of the Company and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of December 31, 2016 is set forth on Schedule A and the only changes therein since such date have been de minimis exercises of options to purchase Voting Common Stock. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights), and have been issued in compliance with applicable securities laws.

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Section 3.2    Authorization and Enforceability.
(a)    The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, which includes the issuance of the Exchange Shares.
(b)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. Assuming due authorization, execution and delivery by Investor, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Bankruptcy Exceptions”).
Section 3.3    Exchange Shares. The Exchange Shares have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Exchange Shares will be duly and validly issued and fully paid and non-assessable free and clear of any liens or encumbrances, will not be issued in violation of any preemptive rights, and will not subject the holder thereof to personal liability.
Section 3.4    Non-Contravention.
(a)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and compliance by the Company with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company subsidiary under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company subsidiary is a party or by which it or any Company subsidiary may be bound, or to which the Company or any Company subsidiary or any of the properties or assets of the Company or any Company subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)    Other than the filing of any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws, and such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Non-Voting Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.5    Anti-Takeover Provisions. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby, will be exempt from any anti-takeover or similar provisions of the Company’s articles of incorporation and bylaws, and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.
Section 3.6    No Company Material Adverse Effect. Since December 31, 2015, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

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Section 3.7    Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Shares under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which would reasonably be expected to subject the offering, issuance or sale of the Exchange Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
Section 3.8    Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company subsidiary for which the Investor could have any liability.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR
The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date:
Section 4.1    Organization; Authority. Investor is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Investor, and no further approval or authorization is required on the part of Investor. This Agreement has been duly and validly executed and delivered by Investor. Assuming due authorization, execution and delivery by Company, this Agreement constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exceptions.
Section 4.2    Non-Contravention. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby, and compliance by the Investor with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.
Section 4.3    Securities Laws Matters. The Investor is not currently an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and has not been an affiliate of the Company for a period of at least three months prior to the Non-Voting Exchange.
Section 4.4    Ownership of Company Stock. As of the date hereof and as of immediately prior to the Closing, Investor owns or will own (i) 632,747 Non-Voting Shares and (ii) 699,032 shares of Voting Common Stock.

ARTICLE V

COVENANTS

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Section 5.1    Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Non-Voting Exchange, as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
Section 5.2    Exchange Listing. On or prior to the Closing, the Company shall, at its expense, cause the Exchange Shares to be listed on the NASDAQ, subject to official notice of issuance, and shall maintain such listing for so long as any Voting Common Stock is listed on such exchange.
Section 5.3    Access, Information and Confidentiality. Each party will use reasonable best efforts to hold, and will use reasonable best efforts to direct its agents, consultants, contractors, advisors, and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party furnished or made available to it by the other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided, however, that nothing herein shall prevent any party from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. Each party understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.
Section 5.4    Certain Notifications Until Closing. From the date hereof until the Closing, each party shall promptly notify the other party of (a) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect, (b) any action or proceeding pending or, to the knowledge of such party, threatened against such party that questions or might question the validity of this Agreement or seeks to enjoin or otherwise restrain the transactions contemplated hereby, and, (c) with respect to the Company, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 5.4 shall not limit or affect any rights of or remedies available to such party; provided, further, that, with respect to subsection (c) a failure to comply with this Section 5.4 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.1 to be satisfied unless the underlying Company Material Adverse Effect, action, proceeding or material breach would independently result in the failure of a condition set forth in Section 1.1 to be satisfied.

ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1    Unregistered Exchange Shares. The Investor acknowledges that the Exchange Shares have not been registered under the Securities Act or under any state securities laws. The Investor is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereof.
Section 6.2    No Legends. The Company and the Investor agree that the Exchange Shares shall be issued in book-entry form without any restrictive legends.
Section 6.3    Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual

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performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.
Section 6.4    Transfer of Exchange Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Exchange Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Exchange Shares.
Section 6.5    Legal Fee Reimbursement. As reimbursement for the Company’s legal fees incurred in connection with this Agreement and the transactions contemplated hereby, the Investor agrees to pay to Troutman Sanders LLP (“Troutman”) the lesser of (i) the amount of Troutman’s reasonable and documented legal fees for services rendered by Troutman to the Company in connection with this Agreement and the transactions contemplated hereby and (ii) $5,000. The Investor shall make such payment within a reasonable time following receipt of an invoice from Troutman documenting the amount of such fees (but in any event within sixty (60) days following receipt of such invoice).
ARTICLE VII
MISCELLANEOUS
Section 7.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by either the Investor or the Company if the Closing shall not have occurred by March 31, 2017; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth (5th) day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 7.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;
(b)    by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (or if any such Governmental Entity informs the Investor or the Company that it intends to disapprove any notice or application required to be filed by such party in order to consummate the transactions contemplated by this Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; or
(c)    by the mutual written consent of the Investor and the Company.
In the event of termination of this Agreement as provided in this Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
Section 7.2    Survival of Representations and Warranties. The representations and warranties of the Company and the Investor made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.
Section 7.3    Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

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Section 7.4    Waiver of Conditions. The conditions to each party’s obligation to consummate the Non-Voting Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
Section 7.5    Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such Commonwealth. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Eastern District of Virginia for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Non-Voting Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 7.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 7.6, but otherwise in accordance with federal law.
Section 7.6    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by electronic mail or facsimile, upon confirmation of receipt, or (b) on the first business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company:
WashingtonFirst Bankshares, Inc.
11921 Freedom Drive, Suite 250
Reston, Virginia 20190
Attention: Richard D. Horn, General Counsel
Telephone: (703) 840-2421
Electronic Mail: rhorn@wfbi.com
With a copy to:
Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
Attention: Mark W. Jones, Esq.
Telephone: (804) 697-1294
Facsimile: (804) 698-6034
Electronic Mail: mark.jones@troutmansanders.com
If to the Investor:
Endicott Opportunity Partners III, L.P.
c/o W.R. Endicott III, L.L.C.
570 Lexington Avenue
37th Floor
New York, New York 10022
Attention: Wayne K. Goldstein, Managing Member
Facsimile: (212) 355-5530
Electronic Mail: wayne@theendicottgroup.com

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With a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Joseph P. Vitale, Esq.
Telephone: (212) 756-2485
Electronic Mail: joseph.vitale@srz.com

Section 7.7    Definitions.
(a)    When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
(b)    The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
(c)    The term “Company Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have a material adverse effect on the (1) the ability of the Company to consummate the Non-Voting Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis, and (2) business, results of operation, assets, liabilities or condition (financial or otherwise) of the Company and its consolidated subsidiaries taken as a whole; provided, however, that clause (2) above shall not be deemed to include: (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Voting Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change), or (E) actions or omissions of the Company or any Company subsidiary expressly required by the terms of the Non-Voting Exchange.
Section 7.8    Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale subject to compliance with Section 6.3.
Section 7.9    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or

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invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 7.10    No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies.
Section 7.11    Entire Agreement, etc. This Agreement (including the Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. For the avoidance of doubt, the Investment Agreement shall remain in full force and effect, but shall be deemed amended hereby, and any provisions in this Agreement that supplement, duplicate or contradict any provision of the Investment Agreement shall be deemed to supersede the corresponding provision of the Investment Agreement from and after the effective date hereof.
Section 7.12    Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by electronic transmission or facsimile and such electronic transmissions and facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
Section 7.13    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WASHINGTONFIRST BANKSHARES, INC. By:/s/ Shaza L. Andersen Name: Shaza L. Andersen Title: President and Chief Executive Officer
ENDICOTT OPPORTUNITY PARTNERS III, L.P. By: W.R. ENDICOTT III, L.L.C., its general partner By: /s/ Wayne K. Goldstein Name: Wayne K. Goldstein Title: Managing Member

[Signature Page to Exchange Agreement]
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Schedule A – Capitalization as of December 31, 2016

	Authorized	Outstanding
Voting Common Stock	50,000,000	10,986,607
Non-voting common stock, $0.01 par value	10,000,000 (2,000,000 of which is designated as non-voting common stock, Series A)	1,908,733
Options to purchase Voting Common Stock	--	639,111
Warrants to purchase Voting Common Stock	--	63,690

Sch. A-1
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